Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal First Quarter 2025 Financial Results and Provides Business Update

CRANFORD, N.J., February 14, 2025 -- Citius Pharmaceuticals, Inc. (“Citius Pharma” or the “Company”) (Nasdaq: CTXR), a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products today reported business and financial results for the fiscal first quarter ended December 31, 2024.

Fiscal First Quarter 2025 Business Highlights and Subsequent Developments

-	Substantially advanced operational readiness for commercial launch of LYMPHIR in the first half of 2025;

-	Secured a new permanent J-code, J9161, (Injection, denileukin diftitox-cxdl, for intravenous use, 1 microgram) for LYMPHIR™, assigned by the Centers for Medicare & Medicaid Services (CMS), with an expected effective date of April 1, 2025;

-	Announced promising preliminary results from an ongoing investigator-initiated Phase I clinical trial of a combined regimen of checkpoint inhibitor pembrolizumab and LYMPHIR (denileukin diftitox-cxdl) in patients with recurrent solid tumors. Presented data at the Society for Immunotherapy of Cancer (SITC) 2024 Annual Meeting;

-	Supported expansion of the University of Minnesota’s investigator-initiated Phase I clinical trial to evaluate the safety and efficacy of denileukin diftitox administration prior to Chimeric Antigen Receptor (CAR-T) therapies for the treatment of B-cell lymphomas with the dosing of the first patient at City of Hope cancer center;

-	Engaged with the U.S. Food and Drug Administration (FDA) to clarify development paths for pipeline assets Mino-Lok® and Halo-Lido;

-	Advanced strategic and financing initiatives to help secure the capital needed to drive the full potential of our clinical and commercial programs.

o	Citius Oncology (Nasdaq: CTOR), our majority-owned subsidiary, engaged Jefferies as exclusive financial advisor to assist in evaluating strategic alternatives aimed at maximizing shareholder value;

o	Completed registered direct offerings of common stock and warrants in November 2024 and January 2025, and sold shares of common stock through the Company’s “at-the-market” facility in January 2025 for combined gross proceeds of $6.5 million;

o	Effective November 25, 2024, the Company executed a reverse stock split of its common stock, at a ratio of 1-for-25; and,

-	On December 18, 2024, the Company received notification that it had regained compliance with the $1.00 per share requirement for continued inclusion on the Nasdaq Stock Market.

Financial Highlights

-	Cash and cash equivalents of $1.1 million as of December 31, 2024;

-	R&D expenses were $2.1 million for the first quarter ended December 31, 2024, compared to $2.6 million for the first quarter ended December 31, 2023;

-	G&A expenses were $5.4 million for the first quarter ended December 31, 2024, compared to $3.7 million for the first quarter ended December 31, 2023;

-	Stock-based compensation expense was $2.5 million for the first quarter ended December 31, 2024, compared to $3.1 million for the first quarter ended December 31, 2023; and,

-	Net loss was $10.3 million, or ($1.30) per share for the first quarter ended December 31, 2024, compared to a net loss of $9.2 million, or ($1.45) per share for the first quarter ended December 31, 2023.

“As we continue to advance our strategic priorities, we remain engaged in active discussions with potential partners who recognize the value of our pipeline and our commitment to developing innovative therapies for patients with high unmet medical needs. Securing the necessary financing to support our key programs remains a top priority, and we are evaluating multiple options to strengthen our financial position,” stated Leonard Mazur, Chairman and CEO of Citius Pharmaceuticals.

“In parallel, we are making significant progress in our preparations for the anticipated launch of LYMPHIR™ in the first half of 2025, positioning us to bring this important therapy to patients while creating long-term value for our shareholders. We look forward to providing further updates as we execute on these critical initiatives,” added Mazur.

FISCAL FIRST QUARTER 2025 Financial Results:

Liquidity

As of December 31, 2024, the Company had $1.1 million in cash and cash equivalents.

As of December 31, 2024, the Company had 7,727,243 common shares outstanding, as adjusted for the 1-for-25 reverse stock split of the Company’s common stock, effected on November 25, 2024.

During the quarter ended December 31, 2024, the Company received gross proceeds of $3 million from the issuance of equity. An additional $3.5 million in gross proceeds was received in January 2025 from the issuance of equity through the Company’s “at-the-market” facility and a registered direct offering of common stock and warrants. The Company expects to raise additional capital to support operations.

Research and Development (R&D) Expenses

R&D expenses were $2.1 million for the first quarter ended December 31, 2024, compared to $2.6 million for the first quarter ended December 31, 2023. The decrease in R&D expenses primarily reflects the completion of the Halo-Lido Phase 2 and Mino-Lok Phase 3 trials, offset by an increase in LYMPHIR-related expenses due to additional headcount and ongoing investigator-initiated trials.

We expect that research and development expenses will continue to decrease in fiscal 2025 because we have completed the Phase 3 trial for Mino-Lok and we remain focused on the commercialization of LYMPHIR through our majority-owned subsidiary, Citius Oncology, Inc.

General and Administrative (G&A) Expenses

G&A expenses were $5.4 million for the first quarter ended December 31, 2024, compared to $3.7 million for the first quarter ended December 31, 2023. The increase was primarily due to higher costs for pre-launch sales and marketing activities associated with LYMPHIR. General and administrative expenses consist primarily of compensation costs, professional fees for legal, regulatory, accounting, and corporate development services, and investor relations expenses.

Stock-based Compensation Expense

For the first quarter ended December 31, 2024, stock-based compensation expense was $2.5 million as compared to $3.1 million for the prior year. Stock-based compensation expense during the quarter ended December 31, 2024 is primarily related to the Citius Oncology Plan. The decrease compared to the prior year is due to lower costs associated with the Citius Pharma stock plans.

Net loss

Net loss was $10.3 million, or ($1.30) per share for the quarter ended December 31, 2024, compared to a net loss of $9.2 million, or ($1.45) per share for the quarter ended December 31, 2023, as adjusted for the reverse stock split. The increase in net loss was due to the increase in general and administrative expenses partially offset by lower research and development expense.

About Citius Pharmaceuticals, Inc.

Citius Pharma is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. In August 2024, the FDA approved LYMPHIR™, a targeted immunotherapy for an initial indication in the treatment of cutaneous T-cell lymphoma. Citius Pharma’s late-stage pipeline also includes Mino-Lok®, an antibiotic lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A Pivotal Phase 3 Trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 Trial. Citius Pharma is actively engaged with the FDA to outline next steps for both programs. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Pharma. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated, and, unless noted otherwise, that apply to Citius Pharma are: our need for substantial additional funds and our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; our ability to commercialize LYMPHIR through our majority-owned subsidiary and any of our other product candidates that may be approved by the FDA; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; risks related to research using our assets but conducted by third parties; risks relating to the results of research and development activities, including those from our existing and any new pipeline assets; our ability to maintain compliance with Nasdaq’s continued listing standards; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; uncertainties relating to preclinical and clinical testing; the early stage of products under development; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Pharma’s Annual Report on Form 10-K for the year ended September 30, 2024, filed with the SEC on December 27, 2024, as amended on January 27, 2025 and as updated by our subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
	2024	2024
ASSETS
Current Assets:
Cash and cash equivalents	$1,100,079	$3,251,880
Inventory	14,381,369	8,268,766
Prepaid expenses	2,845,739	2,700,000
Total Current Assets	18,327,187	14,220,646

Operating lease right-of-use asset, net	191,412	246,247

Deposits	38,062	38,062
In-process research and development	92,800,000	92,800,000
Goodwill	9,346,796	9,346,796
Total Other Assets	102,184,858	102,184,858

Total Assets	$120,703,457	$116,651,751

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,364,120	$4,927,211
License payable	28,400,000	28,400,000
Accrued expenses	6,242,178	17,027
Accrued compensation	2,595,091	2,229,018
Operating lease liability	204,569	241,547
Total Current Liabilities	44,805,958	35,814,803

Deferred tax liability	6,978,040	6,713,800
Operating lease liability - noncurrent	-	21,318
Total Liabilities	51,783,998	42,549,921

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock - $0.001 par value; 16,000,000 shares authorized; 7,727,243 and 7,247,243 shares issued and outstanding at December 31, 2024 and September 30, 2024, respectively	7,727	7,247
Additional paid-in capital	276,538,816	271,440,421
Accumulated deficit	(211,138,464)	(201,370,218)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	65,408,079	70,077,450
Non-controlling interest	3,511,380	4,024,380
Total Equity	68,919,459	74,101,830

Total Liabilities and Equity	$120,703,457	$116,651,751

Reflects a 1-for-25 reverse stock split effective November 25, 2024.

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 AND 2023

(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2024	2023
Revenues	$-	$-

Operating Expenses
Research and development	2,127,038	2,621,910
General and administrative	5,387,752	3,660,728
Stock-based compensation - general and administrative	2,524,824	3,058,185
Total Operating Expenses	10,039,614	9,340,823

Operating Loss	(10,039,614)	(9,340,823)

Other Income
Interest income	22,608	253,638
Total Other Income	22,608	253,638

Loss before Income Taxes	(10,017,006)	(9,087,185)
Income tax expense	264,240	144,000

Net Loss	(10,281,246)	(9,231,185)
Net loss attributable to non-controlling interest	513,000	-

Net Loss Applicable to Common Stockholders	$(9,768,246)	$(9,231,185)

Net Loss Per Share - Basic and Diluted	$(1.30)	$(1.45)

Weighted Average Common Shares Outstanding
Basic and diluted	7,492,460	6,358,237

Reflects a 1-for-25 reverse stock split effective November 25, 2024.

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 AND 2023

(Unaudited)

	2024	2023
Cash Flows From Operating Activities:
Net loss	$(10,281,246)	$(9,231,185)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,524,824	3,058,185
Issuance of common stock for services	-	76,146
Amortization of operating lease right-of-use asset	54,835	50,430
Depreciation	-	578
Deferred income tax expense	264,240	144,000
Changes in operating assets and liabilities:
Inventory	(6,112,603)	-
Prepaid expenses	(145,739)	25,010
Accounts payable	2,436,909	(280,083)
Accrued expenses	6,225,151	(199,403)
Accrued compensation	366,073	273,688
Operating lease liability	(58,296)	(52,676)
Net Cash Used In Operating Activities	(4,725,852)	(6,135,310)

Cash Flows From Financing Activities:
Net proceeds from registered direct offering	2,574,051	-
Net Cash Provided By Financing Activities	2,574,051	-
Net Change in Cash and Cash Equivalents	(2,151,801)	(6,135,310)
Cash and Cash Equivalents - Beginning of Period	3,251,880	26,480,928
Cash and Cash Equivalents - End of Period	$1,100,079	$20,345,618